United States

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 22, 2014

FNB BANCORP

(Exact name of registrant as specified in its charter)

California

(State or other jurisdiction of incorporation)

000-49693	92-2115369
(Commission File Number)	(IRS Employer Identification No.)

975 El Camino Real, South San Francisco, California 94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 588-6800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On May 22, 2014, the registrant, FNB Bancorp, a California corporation and the parent company of First National Bank of Northern California, a national banking association (the “Bank”), and Valley Community Bank, a California banking corporation (“VCB”), jointly announced their signing of an Agreement and Plan of Reorganization and Merger (the “Merger Agreement”), whereby FNB Bancorp will acquire VCB. Under the terms of the Merger Agreement, VCB shareholders will receive 0.1135 shares of FNB Bancorp common stock in return for each share of VCB common stock outstanding, VCB will merge with and into the Bank, the separate corporate existence of VCB will cease and the Bank will continue operations as “First National Bank of Northern California.” VCB option holders will receive cash, net of applicable taxes withheld, for the value of any unexercised in-the-money stock options, as determined prior to the closing.

The number of shares of FNB Bancorp common stock to be issued to VCB shareholders is based on the fixed exchange ratio of 0.1135 which will not adjust for any subsequent change in the price of the common stock of FNB Bancorp or VCB. Thus, the value of the merger consideration will change based on fluctuations in FNB Bancorp’s stock price. Based upon FNB Bancorp’s closing price of $29.25 as of May 20, 2014, the transaction is currently valued at approximately $3.32 per share, or $6.2 million in the aggregate. FNB will issue 213,254 shares of its common stock with no cash (except for cash paid in lieu of any fractional shares) as consideration for all VCB common shares outstanding.

The transaction is expected to qualify as a tax-free exchange for the shareholders of VCB who receive FNB Bancorp common stock.

The Merger Agreement has been unanimously approved by the board of directors of VCB and the boards of directors of FNB Bancorp and the Bank. Each person on the VCB board of directors has concurrently signed a Shareholder Agreement in the form attached to the Merger Agreement as Exhibit B, by which such person commits to vote all of his shares of VCB common stock in favor of the proposed transactions at a special meeting of VCB shareholders expected to be called for the purpose. In addition, each VCB director and each VCB executive officer has concurrently signed a Non-Solicitation and Confidentiality Agreement in the form attached to the Merger Agreement as Exhibit C. Also, concurrently with the signing of the Merger Agreement, FNB Bancorp and the Bank entered into purchase agreements with the investors holding all of the 5,775 shares of outstanding VCB preferred stock, committing to purchase all of the preferred shares for cash in the amount of $750 per share, subject to and effective with the closing of the merger of VCB with and into the Bank. Copies of those agreements are attached to the Merger Agreement as Exhibits D and E.

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The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, with exhibits, which is attached to this report as Exhibit 2.1 and is incorporated herein by reference.

The Merger Agreement has been attached as an exhibit to this report in order to provide investors and shareholders with information regarding its terms. It is not intended to provide any other financial information about FNB Bancorp, the Bank or VCB. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties or covenants or any description thereof as characterizations of the actual state of facts or condition of FNB Bancorp, the Bank or VCB.  Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by the registrant.

Consummation of the merger and related transactions remains subject to the receipt of all required regulatory approvals, the approval of VCB shareholders, the purchase of all outstanding shares of VCB preferred stock and the satisfaction of other closing conditions which are customary for such transactions. The closing is expected to occur during the third quarter of 2014.

Additional Information About the Acquisition and Where to Find It:

FNB Bancorp is subject to the annual, quarterly and other periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and a copy of the Merger Agreement is being filed with this Form 8-K Current Report. Investors are urged to read this Form 8-K Current Report and exhibits thereto along with any other relevant documents filed by FNB Bancorp with the Securities Exchange Commission (the “SEC”) from time to time in connection with the proposed acquisition because they contain important information about the transaction. Investors, shareholders and others may obtain free copies of these documents through the website maintained by the SEC at www.sec.gov. Valley Community Bank is not subject to the reporting requirements of the 1934 Act. Valley Community Bank files reports with the Federal Deposit Insurance Corporation (the “FDIC”) and investors, shareholders and others may obtain free copies of such reports through the website maintained by the FDIC at www.fdic.gov or by directing a request to Valley Community Bank at the address provided below.

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In connection with the proposed transaction, FNB Bancorp intends to file an application with the Commissioner of the California Department of Business Oversight (“DBO”) for a permit to exchange shares of its newly issued common stock for shares of VCB common stock under the California Corporate Securities Law of 1968. FNB Bancorp contemplates that all shares exchanged for VCB shares will, upon issuance of such permit, be exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”), pursuant to Section 3(a)(10) of the 1933 Act. Such a permit will be based in part on a proxy statement/prospectus to be provided to the shareholders of VCB in order to solicit their votes in favor of the proposed acquisition and related matters. In addition, FNB Bancorp may file other relevant documents concerning the proposed acquisition with the Commissioner. Information regarding the permit application process may be obtained through the website maintained by the DBO at www.dbo.ca.gov. Investors and shareholders are urged to read the proxy statement/prospectus regarding the transaction, when it becomes available, along with any other relevant documents filed with the Commissioner because they will contain important information to an understanding of the proposed acquisition. Investors and shareholders will be able to obtain copies of these documents, free of charge, as they become available, from VCB by accessing VCB’s website at www.vcb-ca.com or from FNB Bancorp by accessing the FNB Bancorp website at www.fnbnorcal.com. Information on the FNB Bancorp website and the VCB website is not, and shall not be deemed to be, a part of this report or incorporated into future filings that FNB Bancorp makes with the SEC. Free copies of the proxy statement/prospectus, when available, may also be obtained by directing a request by telephone or mail to FNB Bancorp, 975 El Camino Real, South San Francisco, California 94080, Attention Investor Relations (telephone (650) 588-6800), or to Valley Community Bank, 5000 Pleasanton Avenue, Suite 210, Pleasanton, California 94566, Attention President (telephone (925) 621-7200).

Participants in the Transaction:

FNB Bancorp, First National Bank of Northern California and Valley Community Bank and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of VCB in connection with the proposed acquisition. Information about the directors and executive officers of FNB Bancorp and First National Bank of Northern California is set forth in the proxy statement for FNB Bancorp’s 2014 annual meeting of shareholders filed with the SEC on April 21, 2014. Information about the directors and executive officers of Valley Community Bank is set forth in the proxy statement for Valley Community Bank’s 2013 annual meeting of shareholders, mailed to shareholders on May 17, 2013. Additional information regarding the interests of these participants and other persons who may be deemed participants in the acquisition may be obtained by reading the proxy statement/prospectus for the proposed acquisition when it becomes available.

Forward-Looking Statements:

This release contains certain forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those stated herein. Management’s assumptions and projections are based on their anticipation of future events and actual performance may differ materially from those projected. Risks and uncertainties which could impact future financial performance include, among others, (a) competitive pressures in the banking industry; (b) changes in the interest rate environment; (c) general economic conditions, either nationally or regionally or locally, including fluctuations in real estate values; (d) changes in the regulatory environment; (e) changes in business conditions or the securities markets and inflation; (f) water shortages in the State of California; and (g) the effects of terrorism, including the events of September 11, 2001, and thereafter, and the conduct of war on terrorism by the United States and its allies. Therefore, the information set forth herein, together with other information and risk factors contained in the periodic reports filed with the SEC by FNB Bancorp, should be carefully considered when evaluating its business prospects. In addition to the risk factors previously disclosed in reports filed with the SEC by FNB Bancorp, there are additional risks and uncertainties associated with the proposed acquisition which include, but are not limited to: the possibility that any of the anticipated benefits of the proposed merger will not be realized or will not be realized within the expected time period; the risk that integration of Valley Community Bank’s operations with those of First National Bank of Northern California will be materially delayed or will be more costly or difficult than expected; the inability to complete the merger due to the failure of Valley Community Bank’s shareholders to approve the Merger Agreement; the failure to satisfy other conditions to completion of the merger, including receipt of required regulatory and other approvals; the failure of the proposed merger to close for any other reason; the effect of the announcement of the merger on customer relationships and operating results; dilution caused by the issuance of additional shares of FNB Bancorp common stock in connection with the merger; the possibility that the merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; and general competitive, economic, political and market conditions and fluctuations. FNB Bancorp undertakes no obligation to update any forward-looking statements contained in this release, except as required by law.

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Item 8.01 Other Events

The information disclosed in Item 1.01 of this report is incorporated herein by reference. A copy of the press release issued by FNB Bancorp and Valley Community Bank on May 22, 2014, to announce the signing of the Agreement and Plan of Reorganization and Merger, is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	2.1	Agreement and Plan of Reorganization and Merger
	99.1	Joint Press release on May 22, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2014

FNB BANCORP (Registrant)

By:	/s/ David A Curtis
David A. Curtis
Senior Vice President and
Chief Financial Officer
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